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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                               OCTOBER 11, 1996

                            DE ANZA PROPERTIES - X
            (Exact name of registrant as specified in its charter)

                                  California
                (State or other jurisdiction of incorporation)

        0-8942                                       95-3005938
(Commission File Number)                 (IRS Employer Identification Number)

      9171 Wilshire Boulevard, Suite 627, Beverly Hills, California 90210
      (Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number including area code: 310/550-1111

                                     None
        (Former name or former address, if changed since last report.)






    Page 1 of 3 pages contained herein. No exhibit index is located herein.

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ITEM 5. OTHER EVENTS

On or about October 11, 1996 Registrant sent a letter to its limited partners informing them that Registrant had entered into an agreement to sell its remaining property. The text of the letter is as follows:

October 11, 1996

Dear Limited Partner:

We are very pleased to announce that De Anza Properties-X (the "Partnership") has entered into a contract to sell Woodbridge Meadows Apartments ("Woodbridge"). In our previous reports to you on Form 10-Q for the quarters ended March 31 and June 30, 1996, we notified you that the Partnership had engaged a national real estate brokerage firm to sell Woodbridge. On October 7, 1996 the Partnership entered into an agreement to sell Woodbridge to J.F. Shea Co., Inc., a Nevada corporation.

Woodbridge is a 375 unit garden apartment complex in Irvine, California and represents substantially all of the Partnership's remaining assets. The price to be paid for Woodbridge is $29,600,000, all cash, and escrow is scheduled to close in January 1997. If the sale occurs and no claims against the Partnership are pending, the Partnership expects to wind up and dissolve in 1997. Assuming the sale is consummated, the Partnership expects to distribute sales proceeds to the limited partners of approximately $793 to $813 per $1,000 limited partnership unit ("Unit"), including approximately $4.78 per Unit from the release of one-half of the Independent Committee Reserve (from the 1994 Colonies of Margate sale). Also, under the most favorable circumstances, the Partnership hopes to distribute in late 1997 an additional approximately $31 per Unit from remaining reserves from the 1994 Colonies of Margate sale. The sales price for Woodbridge exceeds Partnership estimates provided to you in December of 1995 by nearly three-million dollars. However, this transaction is subject to various conditions, therefore, there can be no assurance that the transaction will be consummated.

Please recognize that the sale will be a taxable event and you are strongly urged to consult with your tax advisor on the impact of the sale. The Limited Partners' taxable gain on the Woodbridge sale should be significantly offset by a tax deduction of partnership syndication costs which deduction is allowed when the Partnership is dissolved. Quarterly operating distributions are expected to continue until the sale of Woodbridge closes.

Should you have any questions we encourage you to contact the De Anza Investor Relations Department at (310) 777-2153.

Very truly yours,

DE ANZA CORPORATION
Operating General Partner


By:  /s/ Herbert M. Gelfand
    ------------------------
    Herbert M. Gelfand
    Chairman of the Board

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DE ANZA PROPERTIES - X
                                    By De Anza Corporation
                                       Operating General Partner



Date: October 18, 1996                 By:  /s/ Michael D. Gelfand
                                           ------------------------
                                           Michael D. Gelfand
                                           President and Chief Financial Officer


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